UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 First Street, Suite 250 Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 915-4775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Extension of Outside Closing Date for Merger

On January 3, 2018, Monster Digital, Inc., (the “Company” or “Monster Digital”), the Company’s wholly-owned subsidiary Monster Merger Sub (“Merger Sub”) and Innovate Biopharmaceuticals, Inc. (“Innovate”) agreed to extend the outside closing date (the "Closing") of their previously announced reverse merger ("Merger"). The Company and Innovate had originally planned to close the transaction by January 3, 2018 but the final preparations for the Closing are taking more time than expected. The Company, Merger Sub and Innovate have amended the Agreement and Plan of Merger and Reorganization dated July 3, 2017 (the “Merger Agreement”) to provide that the outside termination date for the Merger will be January 26, 2018. A copy of the Amendment to the Merger Agreement is attached hereto as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure

Press Release

On January 4, 2018, the Company issued a press release announcing the extension of the outside closing date for the Merger with Innovate also announcing significant corporate developments; potential delisting of common stock and settlement with Monster, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 8.01 Other Events.

Potential for common stock to be delisted. On January 4, 2018, the Company announced that it has determined that it will be unable to regain compliance for continued listing of its common stock on the NASDAQ Capital Market by the previously reported January 3, 2018 deadline set by The NASDAQ Stock Market LLC Hearings Panel (the “Panel”).While the Company has been working diligently with Innovate to complete the Merger, the Company and Innovate, as reported above, have determined that they will be unable to achieve these objectives prior to the January 3, 2018 deadline.

The Company has requested that the Panel grant a further extension of the deadline until January 26, 2018. The Company can give no assurance that the Panel will grant such an extension. If the Panel does not grant the Company’s requested extension, based on the listing requirements of NASDAQ, the Company’s common stock will be delisted from the Nasdaq Capital Market. The Company's common stock is currently traded on the NASDAQ Capital Market under the trading symbol “MSDI.” The Company has filed an application and is taking the steps necessary to have its common stock quoted for trading in the OTCQB US Market (“OTCQB”), operated by OTC Markets, Inc., under the same trading symbol of “MSDI.” The Company expects to hear back from the Panel by the end of this week, but cannot give any assurance that a decision will be reached by then. If the Panel does not grant an extension and the Company’s common stock is delisted from the NASDAQ Capital Market, trading will commence on the OTCQB the next trading day.

To the extent that the Company’s common stock is delisted and following commencement of trading of its common stock on the OTCQB, the Company’s common stock will continue to be registered under the Exchange Act and the Company will continue to file financial reports that will be available on the SEC's website, www.sec.gov.

Settlement Agreement with Monster, Inc. The Company and Monster Inc., (formally known as Monster Cable Products, Inc.) announced on January 4, 2018 that they have entered into a settlement agreement providing for the early termination of the License Agreement for the “Monster” names and trademarks. Pursuant to the new understanding, Monster Digital will cease using the Monster names and trademarks on or before February 1, 2018. Terms of the settlement were not disclosed.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER DIGITAL, INC.

/s/ David Olert
Date: January 5, 2018	David Olert
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger and Reorganization by and among the Company, Merger Sub and Innovate date January 3, 2018

99.1	Press Release of Monster Digital, Inc. dated January 4, 2018